Exhibit 23 (j) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Federated Municipal Securities Income Trust and
Shareholders of Federated Ohio Municipal Income Fund:

We consent to the use of our report dated October 24, 2007, with respect to the financial statements for Federated Ohio Municipal Income Fund, a series of Federated Municipal Securities Income Trust as of August 31, 2007, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights”.

/s/ KPMG

Boston, Massachusetts
September 3, 2008